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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Phoenix Technologies Ltd. on Form S-8 of our our report dated October 27, 1995, on our audits of the consolidated financial statements and financial statement schedule of Phoenix Technologies Ltd. as of September 30, 1995 and for the years ended September 30, 1995 and 1994, which report is included in the Annual Report of Phoenix Technologies Ltd. on Form 10-K for the year ended September 30, 1996.

                              /s/Coopers & Lybrand, L.L.P.

                              COOPERS & LYBRAND, L.L.P.

San Jose, California
January 24, 1997